ALLIANCE IMAGING, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLAR AMOUNTS IN THOUSANDS)
(UNAUDITED)

                                                                            YEAR ENDED DECEMBER 31,
                                                    ---------------------------------------------------------------------------

                                                       1996           1997           1998            1999            2000
                                                    ---------------------------------------------------------------------------

CALCULATION OF FIXED CHARGES

     Interest expense, net (1)(3)                       $  5,758       $  7,808        $ 41,772       $  51,958       $ 77,051
     Add back interest income                                502            592             513             709            770
                                                    ---------------------------------------------------------------------------
     Interest expense                                      6,260          8,400          42,285          52,667         77,821

     Total rental expense                                  3,380          3,669          15,530          16,075         14,723
     Multiplied by 33.3%                                   33.3%          33.3%           33.3%           33.3%          33.3%
                                                    ---------------------------------------------------------------------------
     Estimated interest on rental expense                  1,126          1,222           5,171           5,353          4,903

                                                    ---------------------------------------------------------------------------
TOTAL FIXED CHARGES                                     $  7,386       $  9,622        $ 47,456       $  58,020       $ 82,724
                                                    ===========================================================================


CALCULATION OF EARNINGS

     Income (loss) before taxes and
        extraordinary items (2)                         $  7,561       $ (3,957)       $ 17,604       $ (22,388)      $   (234)
     Add:  Minority interest expense
        (income)                                               -              -             201             402            363
     Add:  Fixed charges                                   7,386          9,622          47,456          58,020         82,724
     Add:  Amortization of capitalized
        interest                                               -              -               -               -              -
     Add:  Distributions from equity
         investees less income from
         equity investments                                   91           (271)            652             600            538
     Add:  Pre-tax losses of equity
         investees for which charges
         arising from guarantees are
         included                                              -              -               -               -              -
     Less:  Interest capitalized                               -              -               -               -              -
     Less:  Preference security dividend
         requirements of consolidated
         subsidiaries                                          -              -               -               -              -
     Less:  Minority interest in pretax
         income of subsidiaries that
         have not incurred fixed charges                       -              -               -               -              -
                                                    ---------------------------------------------------------------------------
TOTAL EARNINGS                                          $ 15,038       $  5,394        $ 65,913       $  36,634       $ 83,391
                                                    ===========================================================================

                                                    ---------------------------------------------------------------------------
RATIO OF EARNINGS TO FIXED CHARGES                         2.036          0.561           1.389           0.631          1.008
                                                    ===========================================================================

                                                    ---------------------------------------------------------------------------
DOLLAR AMOUNT OF DEFICIENCY                                           $  (4,228)                      $ (21,386)
                                                    ===========================================================================

                                                      THREE MONTHS ENDED MARCH 31,
                                               -------------------------------------------
                                                                              PRO FORMA
                                                   2000           2001          2001
                                               -------------------------------------------

CALCULATION OF FIXED CHARGES

     Interest expense, net (1)(3)                   $ 18,933       $ 18,849      $ 19,172
     Add back interest income                            139            160           160
                                               -------------------------------------------
     Interest expense                                 19,072         19,009        19,332

     Total rental expense                              3,823          3,319         3,319
     Multiplied by 33.3%                               33.3%          33.3%         33.3%
                                               -------------------------------------------
     Estimated interest on rental expense              1,273          1,105         1,105

                                               -------------------------------------------
TOTAL FIXED CHARGES                                 $ 20,345       $ 20,114      $ 20,437
                                               ===========================================


CALCULATION OF EARNINGS

     Income (loss) before taxes and
        extraordinary items (2)                      $ 2,847        $ 2,474       $ 2,151
     Add:  Minority interest expense
        (income)                                         102            382           382
     Add:  Fixed charges                              20,345         20,114        20,437
     Add:  Amortization of capitalized
        interest                                           -              -             -
     Add:  Distributions from equity
         investees less income from
         equity investments                              (50)          (165)         (165)
     Add:  Pre-tax losses of equity
         investees for which charges
         arising from guarantees are
         included                                          -              -             -
     Less:  Interest capitalized                           -              -             -
     Less:  Preference security dividend
         requirements of consolidated
         subsidiaries                                      -              -             -
     Less:  Minority interest in pretax
         income of subsidiaries that
         have not incurred fixed charges                   -              -             -
                                               -------------------------------------------
TOTAL EARNINGS                                      $ 23,244       $ 22,805      $ 22,805
                                               ===========================================

                                               -------------------------------------------
RATIO OF EARNINGS TO FIXED CHARGES                     1.142          1.134         1.116
                                               ===========================================

                                               -------------------------------------------
DOLLAR AMOUNT OF DEFICIENCY
                                               ===========================================

(1) Net interest expense includes amortization of deferred financing costs and interest income.

(2) Income (loss) before taxes and extraordinary items for the pro forma three months ended March 31, 2001 is adjusted for the change in actual vs. pro forma interest expense.

(3) Interest expense, net for the pro forma three months ended March 31, 2001 is calculated as follows:

Net interest expense for the three months
    ended March 31, 2001                                              $ 18,849

Less: Bridge loan interest (actual)                                     (6,745)

Add: Debt offering interest ($260,000 x 10.375% x 3/12)                  6,744

Add: Interest on revolver draw to fund offering fees

     Estimated underwriting fee (2.625%)                   6,825
     Estimated offering costs                              2,175
                                                      ----------
     Total revolver draw needed to fund
         debt offering fees                                9,000
     Interest rate on the revolver draw                    9.25%
                                                      ----------
     Annual interest on the revolver draw
         to fund debt offering fees                          833
     Multiplied by 3/12                                     3/12
                                                      ----------
     Three months of interest on the revolver
         draw to fund debt offering fees                                   208

Add: Increase in amortization of deferred financing charges

     Actual amortization of deferred
         financing charges for the bridge loan               109

     Revised amortization of deferred
         financing charges for the debt offering
     (6,825 + 2,175 = 9,000 / 10 years x 3/12 = 225)         225
                                                      ----------

     Increase in amortization of deferred
         financing charges                                                 116
                                                                     ---------

PRO FORMA NET INTEREST EXPENSE                                        $ 19,172
                                                                     =========